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Exhibit 10.18(i)

First Amendment to the Anthem 2001-2003 Long-Term Incentive Plan
April 25, 2002

        The Anthem 2001-2003 Long-Term Incentive Plan (the "Plan") is amended pursuant to Section XIII thereof as follows:

1.    Section VII. Payment of Awards

        The first subsection of Section VII is replaced in its entirety with the following, which supersedes and controls over any conflicting terms of the Plan:

        Payment Deferral Options:    Except as otherwise provided in Section VIII, Participants who are active employees of the Company as of December 31, 2003 shall be entitled to receive payment of their vested Award Accounts according to their choice among the following options:

  (i)
  A lump sum equal to vested Award Account value paid as soon as practicable after the completion of the Performance Period.

  (ii)
  Five equal annual installments with the first installment beginning as soon as practicable after completion of the Performance Period.

  (iii)
  Lump sum paid at Approved Retirement.

  (iv)
  Five equal annual installments, with the first installment beginning on the first day of the Participant's Approved Retirement.

  (v)
  Payments in two calendar years (not necessarily consecutive and not preceding the end of the Performance Period) elected by a Participant of a specified percentage (not necessarily equal percentages, but in the aggregate 100%) of his/her Award Account.

        Notwithstanding anything contained in subsection (iii) or (iv) to the contrary, payment of the lump sum or commencement of installment payments to a Participant whose Approved Retirement occurred during a Performance Period shall not be made, or commence until after completion of the Performance Period. Also notwithstanding anything contained in this Section to the contrary, any election to defer payment of the Award Account balance under subsection (iii), (iv) or (v) shall be equal to 90% of the Award Account balance with the other 10% being paid as soon as practicable after the end of the Performance Period or such earlier date applicable under Section VIII. Each Participant shall make an irrevocable election as to the desired form of payment of his or her entire Award Account as soon as practicable after the date of the Award in accordance with procedures established by the Committee. If no deferral election is on file and except as otherwise provided in this Section, awards will be paid in a lump sum as soon as practicable after completion of the Performance Period. If a Participant dies or incurs a Disability before commencement of payment of the Participant's Award Account, the Award Account shall be determined in accordance with Section VIII, and payment shall be made in a single lump sum as soon as practicable after completion of the Performance Period; provided, however, that the Participant or, if deceased, the Participant's Beneficiary may petition the Compensation Committee on the basis of financial hardship to pay the Award Account as soon as practicable after the Participant's death or Disability. The Compensation Committee may grant such a petition if it determines on the basis of the evidence submitted that such action is necessary to prevent financial hardship to the Participant or his/her heirs.

2.    Section VIII. Vesting and Dollar Conversion

        The first subsection of Section VIII is replaced in its entirety with the following, which supersedes and controls over any conflicting terms of the Plan:

        General Rules:    Except as set forth below, a Participant shall be entitled to the amounts credited to his or her Award Account during the Performance Period if the Participant is still employed by the

Company or a Subsidiary on December 31, 2003; provided, however, that if the Participant is not employed on December 31, 2003 by reason of his Approved Retirement, the Participant shall still be entitled to his or her Award Account after the performance adjustments required by Section V are effected for the Performance Period; provided, further, that if (before the end of the Performance Period) the Participant dies or incurs a disability, the Participant or, if deceased, the Participant's Beneficiary shall become vested in the Award Account, and the Award Account shall be determined based on the Participant's Base Salary for the period ending on the date of death or disability in accordance with the performance adjustments required by Section V, except that if the Compensation Committee grants a petition for an immediate distribution on the basis of financial hardship pursuant to Section VII, the Award Account shall be determined based on the Target Incentive Award, based on the Participant's Base Salary for the period ending on the date of death or disability and without giving effect to the performance adjustments otherwise required by Section V.

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  Exhibit 10.18(i)
First Amendment to the Anthem 2001-2003 Long-Term Incentive Plan April 25, 2002